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[LETTERHEAD OF CHRISTENSEN, MILLER, FINK, JACOBS, GLASER, WEIL & SHAPIRO, LLP]


                                    March 6, 1997



MGM Grand, Inc.
3799 Las Vegas Boulevard South
Las Vegas, Nevada  89109

            RE:  REGISTRATION STATEMENT ON FORM S-8
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Gentlemen:

     You have requested our opinion, as counsel for MGM Grand, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 106,000 shares (the "Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), issuable pursuant to the Company's Employee Stock Bonus Plan (the "Plan"). The Shares are the subject of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about March 7, 1997 (the "Registration Statement").

     In rendering our opinion herein, we have assumed the satisfaction of the following conditions: the issuance of the Shares to be issued under the Plan in accordance with the terms thereof; the issuance by any applicable regulatory agencies of all appropriate permits, consents, approvals, authorizations and orders relating to the issuance and sale of the Shares in their respective jurisdictions; the Registration Statement becoming effective; the offering and sale of the Shares in the manner set forth in the Plan and pursuant to said permits, consents, approvals, authorizations and orders; and the reservation by the Company of a sufficient number of shares of Common Stock for issuance under the Plan.

     Based upon the foregoing, it is our opinion that the Shares, when issued, will be legally issued, fully paid and nonassessable.

                                   EXHIBIT 5

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MGM Grand, Inc.
March 6, 1997
Page 2

     This opinion is addressed solely to the Company and no one else has the right to rely upon it, nor may anyone release it, quote from it or employ it in any transaction other than the Registration Statement without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained therein.

                               Very truly yours,

                               /s/ Christensen, Miller, Fink, Jacobs,
                                   Glaser, Weil & Shapiro, LLP

                               CHRISTENSEN, MILLER, FINK, JACOBS, GLASER,
                                         WEIL & SHAPIRO, LLP